EXHIBIT 4.2


                              THE KROGER CO.
                       1994 LONG-TERM INCENTIVE PLAN


 1.  Definitions

     In this Plan the following definitions shall apply:

     1.1 "Agreement" means a written agreement implementing a grant of an Option, Right or Performance Unit or an award of Restricted Stock or Incentive Shares.

     1.2  "Board" means the Board of Directors of the Company.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Committee" means the committee appointed to administer each of the Programs under the Plan. For purposes of the Insider Program and the Outside Director Program the Committee shall be a committee of the Board meeting the standards of Rule 16b-3(c)(2)(i) under the Exchange Act, or any similar successor rule, appointed by the Board to administer the Insider Program and the Outside Director Program, which initially shall be composed of those members of the Compensation Committee of the Board who qualify as "outside directors" under Section 162(m) of the Code. For purposes of the Non-Insider Program, the Committee shall be the Stock Option Committee.

     1.5 "Common Stock" means the common stock, par value $1.00 per Share, of the Company.

     1.6  "Company" means THE KROGER CO.

     1.7 "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option, Right or Performance Unit in accordance with the terms of Article 10.

     1.8 "Date of Grant" means the date on which an Option, Right or Performance Unit is granted or Restricted Stock or Incentive Shares are awarded by the Committee.

     1.9  "Director" means a member of the Board of the Company.
     1.10 "Employee" means any person determined by the Committee to be an employee of the Company or a Subsidiary.

     1.11 "Employee Director" means a Director who is an Employee of the Company.

     1.12 "Exchange Act" means the Securities Exchange Act of
1934, as amended.

     1.13 "Fair Market Value" of a Share of Common Stock means the amount equal to the fair market value of a Share of Common Stock determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose. Unless otherwise provided in an Agreement to the contrary, the Fair Market Value of a Share shall be the mean between the highest and lowest selling price on the date of determination on the New York Stock Exchange--Composite Transactions, or if no sales are made on such date, on the most recent prior date for which sales are reported.

     1.14 "Grantee" means an Employee to whom Restricted Stock has been awarded pursuant to Article 12 or to whom Incentive
Shares have been awarded pursuant to Article 13.

     1.15 "Incentive Share" means a Share awarded pursuant to
Article 13.

     1.16 "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under
Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

     1.17 "Insider" means an officer of the Company subject to
Section 16(a) of the Exchange Act.

     1.18 "Insider Program" means that portion of the Plan under which grants or awards are made to Insiders, including Employee
Directors.

     1.19 "Non-Insider Program" means that portion of the Plan under which grants or awards are made to Employees, excluding
Insiders and Employee Directors.

     1.20 "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

     1.21 "Option" means an option to purchase Shares granted under the Plan in accordance with Article 6 or Article 7.

     1.22 "Option Period" means the period during which an Option may be exercised.

     1.23 "Option Price" means the price per Share at which an Option may be exercised. The Option Price shall be determined by the Committee, but in no event shall the Option Price of an Incentive Stock Option be less than the greater of the Fair Market Value per Share determined as of the Date of Grant or the par value of a Share.

     1.24 "Optionee" means an Employee or Director to whom an Option, Right or Performance Unit has been granted.

     1.25 "Outside Director Program" means that portion of the Plan under which grants are made to Directors, other than Employee Directors.

     1.26 "Performance Goals" means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet, income statement or other financial statement objectives, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies similarly or otherwise situated. Such performance goals may be particular to an employee or the department, branch, Subsidiary or other division in which he or she works, or may be based on the performance of the Company generally, and may cover such period as may be specified by the Committee.

     1.27 "Performance Unit" means a performance unit granted under the Plan in accordance with Article 9.

     1.28 "Performance Unit Period" means the period during which a Performance Unit may be exercised.

     1.29 "Plan" means THE KROGER CO. 1994 Long-Term Incentive
Plan.

     1.30 "Related Option" means the Option in connection with which, or by amendment to which, a specified Right or Performance
Unit is granted.

     1.31 "Related Performance Unit" means the Performance Unit granted in connection with, or by amendment to, a specified
Option.

     1.32 "Related Right" means the Right granted in connection with, or by amendment to, a specified Option.

     1.33 "Restricted Stock" means Shares awarded pursuant to
Article 12.

     1.34 "Right" means a stock appreciation right granted under the Plan pursuant to Article 8.

     1.35 "Right Period" means the period during which a Right may be exercised.

     1.36 "Share" means a share of authorized but unissued Common
Stock or a reacquired share of issued Common Stock.

     1.37 "Stock Option Committee" means a committee of three or more members appointed by the Chief Executive Officer of the Company to administer the Non-Insider Program, each of whom shall be ineligible to receive grants or awards under the Non-Insider Program, and shall have been so ineligible for at least one year.

     1.38 "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more other Subsidiaries.

 2.  Purpose

          The Plan is intended to assist in attracting and retaining Employees and Directors of outstanding ability and to promote the identification of their interests with those of the shareholders of the Company.

 3.  Administration

          The Plan shall be administered by the Committee. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

     3.1 to determine in its discretion the Employees to whom Options, Performance Units or Rights shall be granted and to whom Restricted Stock and Incentive Shares shall be awarded, the number of Shares to be subject to each Option, Right, Performance Unit, Restricted Stock or Incentive Share award, and the terms upon which Options, Rights or Performance Units may be acquired and exercised and the terms and conditions of Restricted Stock and Incentive Share awards;

     3.2 to determine all other terms and provisions of each Agreement, which need not be identical;

     3.3 without limiting the generality of the foregoing, to provide in its discretion in an Agreement:

          (a) for an agreement by the Optionee or Grantee to render services to the Company or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power to commit the Company or any Subsidiary to employ or otherwise retain any Optionee or Grantee;

          (b) for restrictions on the transfer, sale or other disposition of Shares issued to the Optionee upon the exercise of an Option, Right or Performance Unit, for other restrictions permitted by Article 12 with respect to Restricted Stock or for conditions with respect to the issuance of Incentive Shares;

          (c) for an agreement by the Optionee or Grantee to resell to the Company, under specified conditions, Shares issued upon the exercise of an Option, Right or Performance Unit or awarded as Restricted Stock or Incentive Shares;

          (d) for the payment of the Option Price upon the exercise by an Employee of an Option otherwise than in cash, including without limitation by delivery of shares of Common Stock (other than Restricted Stock) valued at Fair Market Value on the Date of Exercise of the Option, or a combination of cash and shares of Common Stock, or for the payment in part of the Option Price with a promissory note in accordance with the terms of Section 10.2; and

          (e) for the deferral of receipt of amounts that otherwise would be distributed upon exercise of a Performance Unit, the terms and conditions of any such deferral and any interest or dividend equivalent or other payment that shall accrue with respect to deferred distributions;

     3.4  to construe and interpret the Agreements and the Plan;

     3.5 to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option, Right or Performance Unit or acquiring Restricted Stock or Incentive Shares, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws of the United States or of any state;

     3.6 to provide for satisfaction of an Optionee's or Grantee's tax liabilities arising in connection with the Plan through, without limitation, retention by the Company of shares of Common Stock otherwise issuable on the exercise of a Nonstatutory Stock Option, Right or Performance Unit or pursuant to an award of Incentive Shares or through delivery of Common Stock to the Company by the Optionee or Grantee under such terms and conditions as the Committee deems appropriate; and

     3.7 to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     Any determinations or actions made or taken by the Committee pursuant to this Article shall be binding and final.


 4.  Eligibility

     Options, Rights, Performance Units, Restricted Stock and Incentive Shares may be granted or awarded only to Employees and Directors, provided that a non-Employee Director (i) who directly holds fewer than 1,000 Shares of Common Stock at the time of a grant may not participate in the Plan, (ii) may not receive Rights, Performance Units, Incentive Shares or Restricted Stock, and (iii) may not receive Options except in accordance with
Article 6. In no event shall any participant receive awards and grants totaling more than 200,000 Shares in the aggregate under this Plan.

 5.  Stock Subject to the Plan

     5.1 The maximum number of Shares that may be issued under the Plan is 8,000,000 Shares. In addition to the decisions which it makes in administering the Insider Program, annually the Committee for the Insider Program shall approve the number of Shares to be granted under the Non-Insider Program for that fiscal year.

     5.2 If an Option, Right or Performance Unit expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option, Related Right or a Related Performance Unit, as the case may be) without having been fully exercised, if Shares of Restricted Stock are forfeited or if Incentive Shares are not issued or are forfeited, the unissued or forfeited Shares which had been subject to the Agreement relating thereto shall become available for the grant of other Options, Rights and Performance Units or for the award of additional Restricted Stock or Incentive Shares, provided that in the case of forfeited Shares, the Grantee has received no dividends prior to forfeiture with respect to such Shares.

     5.3 The Shares issued upon the exercise of a Right or Performance Unit (or, if cash is payable in connection with such exercise, that number of Shares having a Fair Market Value equal to the cash payable upon such exercise), shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Options, Rights and Performance Units or for the award of Restricted Stock or Incentive Shares. If the Right referred to in the preceding sentence is a Related Right, or if the Performance Unit referred to in the preceding sentence is a Related Performance Unit, the Shares subject to the Related Option, to the extent not charged against the number of Shares subject to the Plan in accordance with this Section 5.3, shall become available for the grant of other Options, Rights and Performance Units or for the award of additional Restricted Stock or Incentive Shares.

 6.  Special Conditions to Outside Director Program

     6.1 The Outside Director Program shall be a formula plan under which Directors, excluding Employee Directors, shall be granted Options, but only in accordance with the provisions set forth in this Article 6. For purposes of this Article 6 only, the term Director shall exclude any member of the Board who does not at the time of the relevant grant then own a minimum of 1,000 Shares of Common Stock and shall also exclude Employee Directors.

     6.2 Nonstatutory Stock Options shall be granted to Directors as follows:

          (a) Upon approval of this Plan by shareholders, each Director shall be granted a Nonstatutory Stock Option to purchase 2,000 Shares at an Option Price equal to the Fair Market Value of the Shares on such date, which date shall be the Date of Grant;

          (b) Commencing in fiscal year 1995, on the date of the Annual Meeting of Shareholders in such year and each succeeding year (or the next business day if such date is a non-business day), each Director shall be granted a Nonstatutory Stock Option to purchase 2,000 Shares at an Option Price equal to the Fair Market Value of the Shares on such date, which date shall be the Date of Grant; and

          (c) Options granted under this Article 6 shall vest in 666, 667 and 667 share amounts, respectively, on the first, second and third annual anniversary dates, respectively, of the Date of Grant and may be exercised by the Optionee at any time after vesting and prior to the termination of the Option.
Options shall terminate one year from the date on which such Optionee ceases to be a member of the Board (for all reasons other than retirement) or 10 years from the Date of Grant, whichever first occurs. Options are not transferable other than by will or the laws of descent and distribution. Exercise of Options may be made only in writing delivered to the Company accompanied by payment of the Option Price.

     6.3 If on any Date of Grant there is an insufficient number of Shares available for a grant, the number of Shares subject to such grant shall be reduced to the greatest whole number of Shares arrived at by dividing the remaining Shares available for such grant by the number of Directors eligible for such grant.


 7.  Options

     7.1  The Committee is hereby authorized to grant
Nonstatutory Stock Options and Incentive Stock Options to
Employees, including Employee Directors. Options also may be granted to Directors, excluding Employee Directors, pursuant to
Article 6.

     7.2  All Agreements granting Options to Employees, including
Employee Directors, shall contain a statement that the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option, as the case may be.

     7.3 The Option Period for Options granted to Employees, including Employee Directors, shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable before six months from the Date of Grant (except that this limitation need not apply in the event of the death or disability of the Optionee within the six-month period) or after ten years from the Date of Grant.

     7.4 All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

     7.5 The maximum number of Shares of Common Stock with respect to which Options may be granted to any Employee under this Plan during its term is 200,000 Shares. In no event shall the Option Price of an Option be less than the Fair Market Value of a Share of Common Stock at the time of the grant.

     7.6 All other terms of Options granted under the Plan shall be determined by the Committee in its sole discretion.

 8.  Rights

     8.1 The Committee is hereby authorized to grant Rights to Employees, including Employee Directors.

     8.2  A Right may be granted under the Plan:

          (a) in connection with, and at the same time as, the grant of an Option under the Plan;

          (b)  by amendment of an outstanding Nonstatutory Stock
Option granted under the Plan; or

          (c) independently of any Option granted under the Plan.

     A Right granted under clause (a) or (b) of the preceding sentence is a Related Right. A Related Right may, in the Committee's discretion, apply to all or a portion of the Shares subject to the Related Option.

     8.3 A Right may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Company (other than required income tax withholding amounts), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (i) the Fair Market Value of a share of Common Stock on the Date of Exercise of the Right over (ii) either (A) the Fair Market Value of a share of Common Stock on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right.

     8.4 The Right Period shall be determined by the Committee and specifically set forth in the Agreement, provided, however --

          (a) a Right may not be exercised before the expiration of six months from the Date of Grant (except that this limitation need not apply in the event of the death or disability of the Optionee within the six-month period);

          (b)  a Right will expire no later than the earlier of
(i) ten years from the Date of Grant, or (ii) in the case of a Related Right, the expiration of the Related Option;

          (c) a Right may be exercised only when the Fair Market Value of a share of Common Stock exceeds either (i) the Fair Market Value of a share of Common Stock on the Date of Grant of the Right if it is not a Related Right, or (ii) the Option Price as provided in the Related Option if the Right is a Related Right; and

          (d)  a Right that is a Related Right to an Incentive
Stock Option may be exercised only when and to the extent the Related Option is exercisable.

     8.5 The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Right equal to the number of Shares with respect to which the Related Option is exercised.

     8.6 Rights granted under the Plan, to the extent determined by the Committee, shall comply with the requirements of Rule 16b-3(e) under the Exchange Act during the term of this Plan. Should any provision of this Article 8 necessary for that purpose at the date of adoption of this Plan by the Board no longer be necessary to comply with the requirements of Rule 16b-3(e) or should any additional provisions be necessary for this Article 8 to comply with the requirements of Rule 16b-3(e), the Board may amend this Plan to delete, add to or modify the provisions of the Plan accordingly. The Company intends to comply, if and to the extent applicable, with the public information and reporting requirements of Rule 16b-3(e)(1); however, the Company's failure for any reason whatsoever to comply with such requirements or with any other requirements of Rule 16b-3, and any resultant unavailability of Rule 16b-3(e) to Optionees shall not impose any liability on the Company to any Optionee or any other party.

     8.7 To the extent required by Rule 16b-3(e) under the Exchange Act or otherwise provided in the Agreement, the Committee shall have sole discretion to consent to or disapprove the election of any Optionee to receive cash in full or partial settlement of a Right. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the Right surrendered by the Optionee. If the election to receive cash is disapproved in whole or in part, the Right shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

     8.8 The maximum number of Shares of Common Stock with respect to which Rights may be granted to any Employee under this Plan during its term is 200,000 Shares.

 9.  Performance Units

     9.1  The Committee is hereby authorized to grant Performance
Units to Employees, including Employee Directors.

     9.2  Performance Units may be granted under the Plan:

          (a) in connection with, and at the same time as, the grant of a Nonstatutory Stock Option under the Plan;

          (b)  by amendment of an outstanding Nonstatutory Stock
Option under the Plan; or

          (c) independently of any Option granted under the Plan.

A Performance Unit granted under clause (a) or (b) of the preceding sentence is a Related Performance Unit. A Related Performance Unit may, in the Committee's discretion, apply to all or a portion of the shares subject to the Related Option. A Performance Unit may not be granted in connection with, or by amendment to, an Incentive Stock Option.

     9.3 A Performance Unit may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Company (other than required income tax withholding amounts), cash, Shares or a combination of cash and Shares, based upon the degree to which Performance Goals established by the Committee and specified in the Agreement have been achieved.

     9.4 The Performance Unit Period shall be determined by the Committee and specifically set forth in the Agreement, provided, however --

          (a) a Performance Unit may not be exercised before the expiration of six months from the Date of Grant (except that this limitation need not apply in the event of the death or disability of the Optionee within the six-month period); and

          (b) a Performance Unit will expire no later than the earlier of (i) ten years from the Date of Grant, or (ii) in the case of a Related Performance Unit, the expiration of the Related
Option.

     9.5 Each Agreement granting Performance Units shall specify the number of Performance Units granted; provided, however, that the maximum number of Related Performance Units may not exceed the maximum number of Shares subject to the Related Option.

     9.6 The exercise, in whole or in part, of Related Performance Units shall cause a reduction in the number of Shares subject to the Related Option and the number of Performance Units in accordance with the terms of the Agreement. Similarly, the exercise, in whole or in part, of a Related Option, shall cause a reduction in the number of Shares subject to the Related Performance Unit equal to the number of Share with respect to which the Related Option is exercised.

     9.7 Performance Units granted under the Plan, to the extent determined by the Committee, shall comply with the requirements of Rule 16b-3(e) under the Exchange Act during the term of this Plan. Should any provision of this Article 9 necessary for that purpose at the date of adoption of this Plan by the Board no longer be necessary to comply with the requirements of Rule 16b-3(e) or should any additional provisions be necessary for this
Article 9 to comply with the requirements of Rule 16b-3(e), the Board may amend this Plan to delete, add to or modify the provisions of the Plan accordingly. The Company intends to comply, if and to the extent applicable, with the public information and reporting requirements of Rule 16b-3(e)(1); however, the Company's failure for any reason whatsoever to comply with such requirements or with any other requirements of Rule 16b-3, and any resultant unavailability of Rule 16b-3(e) to Optionees shall not impose any liability on the Company to any Optionee or any other party.

     9.8 To the extent required by Rule 16b-3(e) under the Exchange Act or otherwise provided in the Agreement, the Committee shall have sole discretion to consent to or disapprove the election of any Optionee to receive cash in full or partial settlement of a Performance Unit. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the Performance Unit surrendered by the Optionee. If the election to receive cash is disapproved in whole or in part, the Performance Unit shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

     9.9 The maximum number of Shares that may be paid to any Employee pursuant to the exercise of Performance Units shall not exceed 200,000 Shares. For purposes of the preceding sentence, any Performance Units paid in the form of cash shall be deemed to have been paid in Shares, with the number of Shares being deemed paid equal to the amount of cash paid to the Employee divided by the Fair Market Value of a Share on the date of payment.

10.  Exercise

     10.1 An Option, Right or Performance Unit may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by full payment for the Shares with respect to which the Option is exercised, unless and to the extent that the Committee agreed in the Agreement in which an Option was granted to accept a promissory note as provided in Section 10.2 hereof.

     10.2 To the extent permitted by applicable law, the Committee may agree in the Agreement in which an Option is granted to an Employee to accept as partial payment for the Shares a promissory note of the Optionee evidencing his or her obligation to make future cash payment thereof; provided, however, that in no event may the Committee accept a promissory note for an amount in excess of the difference between the aggregate Option Price and the par value of the Shares. Promissory notes made pursuant to this Section 10.2 shall be payable as determined by the Committee, shall be secured by a pledge of the Shares and shall bear interest at a rate fixed by the Committee.

11.  Non-transferability

     Unless otherwise provided in the Agreement respecting the grant or award, Options, Rights, Performance Units and Incentive Shares granted or awarded under the Plan shall not be transferable otherwise than (A) by will or the laws of descent and distribution, or (B) except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, and an Option, Right or Performance Unit may be exercised during his or her lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative. A Related Right or Related Performance Unit is transferable only when the Related Option is transferable and only with the Related Option and under the same conditions.

12.  Restricted Stock Awards

     12.1 The Committee is hereby authorized to award Shares of Restricted Stock to Employees, including Employee Directors.

     12.2 Restricted Stock awards under the Plan shall consist of Shares that are restricted against transfer, subject to forfeiture, and subject to such other terms and conditions intended to further the purposes of the Plan as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the vesting of such awards to be contingent upon the achievement of one or more Performance Goals.


     12.3 Restricted Stock awards shall be evidenced by Agreements containing provisions setting forth the terms and conditions governing such awards. Each such agreement shall contain the following:

          (a) prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (i) the Shares awarded as Restricted Stock under the Plan,
(ii) the right to vote the Shares, or (iii) the right to receive dividends thereon in each case during the restriction period applicable to the Shares; provided, however, that the Grantee shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares;

          (b) at least one term, condition or restriction constituting a "substantial risk of forfeiture" as defined in
Section 83(c) of the Code;

          (c) such other terms, conditions and restrictions as the Committee in its discretion may specify (including, without limitation, provisions creating additional substantial risks of forfeiture);

          (d)  a requirement that each certificate representing
Shares of Restricted Stock shall be deposited with the Company, or its designee, and shall bear the following legend:

          "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in THE KROGER CO. 1994 Long-Term
          Incentive Plan and an Agreement entered into between the registered owner and The
          Kroger Co.  Release from such terms and
          conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of The
          Kroger Co.

          (e) the applicable period or periods of any terms, conditions or restrictions applicable to the Restricted Stock, provided, however, that the Committee in its discretion may accelerate the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Grantee; and

          (f)  the terms and conditions upon which any
restrictions upon Shares of Restricted Stock awarded under the Plan shall lapse and new certificates free of the foregoing legend shall be issued to the Grantee or his or her legal representative.

     12.4 The Committee may include in an Agreement a requirement that in the event of a Grantee's termination of employment for any reason prior to the lapse of restrictions, all Shares of Restricted Stock shall be forfeited by the Grantee to the Company without payment of any consideration by the Company, and neither the Grantee nor any successors, heirs, assigns or personal representatives of the Grantee shall thereafter have any further rights or interest in the Shares or certificates.

     12.5 The maximum number of Shares of Restricted Stock that my be awarded to any Employee under this Plan during its term is 200,000 Shares.

13.  Incentive Share Awards

     13.1 The Committee is hereby authorized to award Incentive
Shares to Employees, including Employee Directors.

     13.2 Incentive Shares shall be Shares that shall be issued at such times, subject to achievement of such Performance Goals or other goals and on such other terms and conditions as the Committee shall deem appropriate and specify in the Agreement relating thereto.

     13.3 The maximum number of Shares of Incentive Shares that may be awarded to any Employee under this Plan during its term is 200,000 Shares.

14.  Capital Adjustments

     The number and class of Shares subject to each outstanding Option, Right or Performance Unit or Restricted Stock or Incentive Share award, the Option Price and the aggregate number and class of Shares for which grants or awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, adoption of stock rights plans, recapitalizations, mergers, consolidations or reorganizations of or by the Company. The adjustments made with respect to Stock Options granted pursuant to Article 6 hereof shall be equivalent to the treatment accorded to the holders of Common Stock.

15.  Termination or Amendment

     The Board shall have the power to terminate the Plan and to amend it in any respect, provided that, after the Plan has been approved by the shareholders of the Company, the Board may not, without the approval of the shareholders of the Company if such approval is then required by applicable law or in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act, amend the Plan so as to increase the number of Shares that may be issued under the Plan (except as provided in Article 14), to modify materially the requirements as to eligibility for participation in the Plan, to change the class of persons eligible to receive Incentive Stock Options, or to increase materially the benefits accruing to participants under the Plan. No termination or amendment of the Plan shall, without his or her consent, adversely affect the rights or obligations of any Optionee or Grantee with respect to any outstanding grants or awards hereunder. No amendment to Article 6 shall be made more often than once every six months other than to comport with changes to the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

16.  Modification, Extension and Renewal of Options, Rights,
     Performance Units, Restricted Stock and Incentive Shares

     Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options, Rights and Performance Units, or accept the surrender of outstanding options, rights and performance units (to the extent not theretofore exercised) granted under the Plan or under any other plan of the Company, a Subsidiary or a company or similar entity acquired by the Company or a Subsidiary, and authorize the granting of new Options, Rights and Performance Units pursuant to the Plan in substitution therefor (to the extent not theretofore exercised), and the substituted Options, Rights and Performance Units may specify a lower exercise price than the surrendered options, rights and performance units, a longer term than the surrendered options, rights and performance units or have any other provisions that are authorized by the Plan. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify the terms of any outstanding Agreement providing for awards of Restricted Stock or Incentive Shares. Notwithstanding the foregoing, however, no modification of an Option, Right or Performance Unit granted under the Plan, or an award of Restricted Stock or Incentive Shares, shall, without the consent of the Optionee or Grantee, alter or impair any of the Optionee's or Grantee's rights or obligations.

17.  Effectiveness of the Plan

     The Plan and any amendments requiring shareholder approval pursuant to Article 15 are subject to approval by vote of the shareholders of the Company within 12 months after their adoption by the Board. Subject to that approval, the Plan and any amendments are effective on the date on which they are adopted by the Board. Options, Rights, Performance Units, Restricted Stock and Incentive Shares may be granted or awarded prior to shareholder approval of the Plan or amendments, but each such Option, Right, Performance Unit, Restricted Stock or Incentive Share grant or award shall be subject to the approval of the Plan or amendments by the shareholders. Except to the extent required to satisfy the requirements of Rule 16b-3 under the Exchange Act, the date on which any Option, Right, Performance Unit, Restricted Stock or Incentive Shares granted or awarded prior to shareholder approval of the Plan or amendment is granted or awarded shall be the Date of Grant for all purposes as if the Option, Right, Performance Unit, Restricted Stock or Incentive Shares had not been subject to approval. No Option, Right or Performance Unit may be exercised prior to such shareholder approval, and any Restricted Stock or Incentive Shares awarded shall be forfeited if such shareholder approval is not obtained.

18.  Term of the Plan

     Unless sooner terminated by the Board pursuant to Article 15, the Plan shall terminate on the date ten years after its adoption by the Board, and no Options, Rights, Performance Units, Restricted Stock or Incentive Shares may be granted or awarded after termination. The termination shall not affect the validity of any Option, Right, Performance Unit, Restricted Stock or Incentive Shares outstanding on the date of termination.

19.  Indemnification of Committee

     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option, Right, Performance Unit, Restricted Stock or Incentive Shares granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

20.  General Provisions

     20.1 The establishment of the Plan shall not confer upon any Employee or Director any legal or equitable right against the Company, any Subsidiary or the Committee, except as expressly provided in the Plan.

     20.2 The Plan does not constitute inducement or consideration for the employment of any Employee or the service of any Director, nor is it a contract between the Company or any Subsidiary and any Employee or Director. Participation in the Plan, or the receipt of a grant or award hereunder, shall not give an Employee or Director any right to be retained in the service of the Company or any Subsidiary.

     20.3 The Company and its Subsidiaries may assume options, warrants, or rights to purchase stock issued or granted by other corporations whose stock or assets shall be acquired by the Company or its Subsidiaries, or which shall be merged into or consolidated with the Company. Neither the adoption of this Plan, nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Company or its affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other long-term incentive plans or to impose any requirement of shareholder approval upon the same.

     20.4 The interests of any Employee or Director under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in Article 11.

     20.5 The Plan shall be governed, construed and administered in accordance with the laws of Ohio and the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.